FIRST AMENDMENT TO THE IRON MOUNTAIN INCORPORATED
2013 EMPLOYEE STOCK PURCHASE PLAN
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As adopted by resolution of the
Board of Directors on March 22, 2021
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1.    Section 4 of the Iron Mountain Incorporated 2013 Employee Stock Purchase Plan, (the “2013 Plan”), is amended by amending and restating it in its entirety as follows:
The total amount of Common Stock with respect to which Options may be granted under the Plan shall not exceed in the aggregate 2,000,000 shares from either authorized but unissued shares or treasury shares; provided, however, that such aggregate number of shares shall be subject to adjustment in accordance with Section 15. If any outstanding Option expires for any reason, including a withdrawal pursuant to Section 10, or terminates by reason of the severance of employment of the Participant or any other cause, or is surrendered, the shares of Common Stock allocable to the unexercised portion of the Option may again be made subject to an Option under the Plan.
2.    Except as hereinabove amended, the provisions of the 2013 Plan shall remain in full force and effect.